The Medicines Company
8 Sylvan Way, Parsippany, NJ 07054
Tel 1 973 290 6000 Fax 1 973 656 9898

Contact

Investor Relations Krishna Gorti, M.D. Vice President, Investor Relations 973 290 6122 krishna.gorti@themedco.com	Media Inquiries Michael Blash Vice President, Communications 973 290 6100 michael.blash@themedco.com

FOR IMMEDIATE RELEASE

The Medicines Company Reports Second-Quarter 2019 Financial Results and Updates Clinical Development Program

•	Sequential release of topline pivotal Phase 3 data readouts expected to start in second half of the third quarter

•	Independent Data Monitoring Committee recommends continuation of inclisiran Phase 3 clinical trials after seventh un-blinded data review

•	ORION-11 data expected to be presented during late-breaking science session at ESC Congress 2019

•	Capital raise enhances strategic financial flexibility and materially extends cash runway
PARSIPPANY, N.J. – July 24, 2019 – The Medicines Company (NASDAQ: MDCO) today reported financial results for the second quarter that ended June 30, 2019. Second quarter highlights included significant progress with the clinical development program for inclisiran and the completion of a public offering of common stock.
“Exceptional execution places us in a strong position for shareholder value creation as we move toward imminent Phase 3 data readouts in advance of anticipated regulatory filings,” said Mark Timney, Chief Executive Officer of The Medicines Company. “We believe that inclisiran has the potential to revolutionize the treatment of cardiovascular disease by delivering a twice-a-year therapy with potent and durable LDL cholesterol lowering that addresses the widespread need for additional LDL-C reduction and the currently intractable medication adherence challenges faced by millions of people.”

Clinical Development Highlights
The sequential release of topline data readouts upon completion of ORION-11, ORION-9 and ORION-10 is expected to start in the second half of the third quarter. The Company plans to prepare Phase 3 clinical data for scientific exchange at medical congresses and in peer-reviewed journals. In line with that expectation, the Company submitted a promissory abstract for a late-breaking science session at the European Society of Cardiology’s ESC Congress 2019, Paris, August 31 - September 4, to present efficacy, tolerability and safety data from ORION-11. That abstract was accepted for presentation on Monday, September 2 at 9:22 am CET.
The Independent Data Monitoring Committee (IDMC) for inclisiran’s pivotal Phase 3 trials (ORION-9, ORION-10 and ORION-11) recently completed its seventh planned review of un-blinded safety and efficacy data. The committee again recommended that the trials continue without modification. Ongoing review of blinded data to date from the Phase 3 trials shows no material safety issues, and the emerging data are at least as favorable as those generated from the ORION-1 Phase 2 and the ORION-3 open label extensions studies.
“The latest recommendation from the IDMC further affirms the favorable safety profile of inclisiran,” said Peter Wijngaard, Ph.D., Chief Development Officer of The Medicines Company. “The clinical development team is fully focused on completing the Phase 3 studies of inclisiran in advance of anticipated regulatory submissions in the U.S. in the fourth quarter of 2019 and in Europe in the first quarter of 2020.”
At the time of the seventh IDMC review, substantially all randomized patients in Phase 3 studies had been treated with four doses of inclisiran or placebo. More than 3,500 patient-years of inclisiran safety data have been accumulated in the ORION program, and additional safety data continues to accrue at a rate of five patient-years per day. Patients who have completed their respective Phase 3 studies are now enrolling into ORION-8, an open-label, long-term extension study where patients completing ORION-9, ORION-10 and ORION-11 will receive inclisiran for three years to evaluate the efficacy, safety and tolerability of long-term dosing of inclisiran.
Also during the second quarter, important new clinical data and analyses for inclisiran were presented during the National Lipid Association Scientific Sessions in Miami (click for NLA news release) and at the 87th European Atherosclerosis Society Congress in Maastricht, Netherlands (click for EAS news release).
“We are encouraged by the data we have seen thus far, which continues to support a highly differentiated asset with the potential to transform the landscape of cardiovascular treatment. We are very excited by the commercial profile emerging from our pre-commercialization efforts,” said Mark Timney.

Second-Quarter 2019 Financial Summary from Continuing Operations
On a GAAP basis, loss from continuing operations in the second quarter of 2019 was $60.1 million, or $0.80 per share, compared to a loss of $54.5 million, or $0.74 per share, in the second quarter of 2018. On a non-GAAP basis, adjusted loss 1 from continuing operations in the second quarter of 2019 was $47.4 million, or $0.631 per share, compared to a loss of $46.3 million, or $0.631 per share, in the second quarter of 2018.
At June 30, 2019, the Company had $319.3 million in cash and cash equivalents, compared to $238.3 million at the end of 2018. In June the Company sold 5,227,273 shares of our common stock in a public offering, raising net proceeds of $161.6 million.

First Half 2019 Financial Summary from Continuing Operations
On a GAAP basis, loss from continuing operations in the first half of 2019 was $119.9 million, or $1.62 per share, compared to a loss of $139.3 million, or $1.89 per share, in the first half of 2018. On a non-GAAP basis, adjusted loss 1 from continuing operations in the first half of 2019 was $93.4 million, or $1.261 per share, compared to a loss of $102.6 million, or $1.401 per share, in the first half of 2018.

Second-Quarter 2019 Conference Call and Webcast Information
The Company will host a conference call and webcast today, July 24, 2019 at 8:30 a.m., Eastern Standard Time, to discuss its second-quarter 2019 financial results and provide clinical and operational updates. The dial-in information to access the call is as follows:
U.S./Canada:        (877) 407-0312
International:        (201) 389-0899
Conference ID:    13692457
A taped replay of the conference call will be available after the call concludes, and may be accessed by telephone as follows:
U.S./Canada:        (877) 660-6853
International:        (201) 612-7415
Conference ID:    13692457
A live audio webcast of the conference call may be accessed in the “Investors” section of The Medicines Company website. An archived webcast will be available after the call concludes.

1 Adjusted net loss and adjusted loss per share from continuing operations are non-GAAP financial performance measures with no standardized definitions under U.S. GAAP. For further information and a detailed reconciliation, refer to the “Non-GAAP Financial Performance Measures” and “Reconciliations of GAAP to Adjusted Loss From Continuing Operations and Adjusted Loss per Share” sections of this press release.

About Inclisiran
Inclisiran, the first cholesterol-lowering therapy in the siRNA class, is The Medicines Company’s investigational therapy in Phase 3 clinical development to evaluate its ability to lower low-density lipoprotein cholesterol (also known as LDL-C or bad cholesterol) through twice-a-year dosing. As a siRNA, inclisiran directly targets messenger RNA and harnesses one of the body’s powerful natural mechanisms, RNA interference, to prevent production of the PCSK9 protein at its source in the liver and facilitate removal of LDL-C from the bloodstream. In Phase 2 studies, inclisiran provided clinically significant LDL-C reductions greater than 50 percent in addition to the effects of statins and/or ezetimibe, and LDL-C reductions were sustained throughout the six-month dosing interval. Inclisiran is not yet approved for use by the FDA or any other regulatory authority. The Medicines Company obtained global rights to develop, manufacture and commercialize inclisiran under a license and collaboration agreement with Alnylam Pharmaceuticals.

Commercial Opportunity
In the U.S. alone, approximately 15.1 million people are currently treated with lipid-lowering therapies to manage cardiovascular risk. Approximately 80 percent of high-risk ASCVD patients are not achieving LDL-C treatment goals with current therapies, and up to two-thirds of patients do not adhere to available first-line cholesterol-lowering treatments after one year. This implies a population of at least 12.7 million Americans who could potentially benefit from the investigational candidate inclisiran, the first cholesterol-lowering siRNA with the potential to deliver potent and durable lowering of LDL-C levels via twice-a-year dosing that can help address two critical unmet needs - additional LDL-C lowering and poor adherence to therapy.

About The Medicines Company
The Medicines Company (NASDAQ: MDCO) is a biopharmaceutical company with a singular, relentless focus on addressing the greatest global healthcare challenge and burden today - cardiovascular disease. Our purpose is to halt the deadly progression of atherosclerosis and the cardiovascular risk created by high levels of LDL-C, or bad cholesterol. The Company is headquartered in Parsippany, New Jersey. For more information, please visit www.themedicinescompany.com and follow us on Twitter @MDCONews and LinkedIn.

Forward-Looking Statements
Statements contained in this press release that are not purely historical, including, but not limited to, statements about the Company, the proposed offering described herein and the use of proceeds therefrom, are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “should,” and “potential,” and similar expressions, are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. Important factors that may cause or contribute to such differences include the ability of the Company to effectively develop inclisiran; whether inclisiran will advance in the clinical trials process on a timely basis or at all, or succeed in achieving its specified endpoints; whether the Company will make regulatory submissions for inclisiran on a timely basis; whether its regulatory submissions will receive approvals from regulatory agencies on a timely basis or at all; the extent of the commercial success of inclisiran, if approved; the strength, durability and life of the Company’s patent protection for inclisiran and whether the Company will be successful in extending exclusivity; and such other factors as are set forth in the risk factors detailed from time to time in the Company’s periodic reports and registration statements filed with the SEC, including, without limitation, the risk factors detailed in the Company's Quarterly Report on Form 10-Q filed with the SEC on April 26, 2019 and the prospectus supplement filed with the SEC on June 26, 2019. The Company specifically disclaims any obligation to update these forward-looking statements.

NON-GAAP FINANCIAL PERFORMANCE MEASURES
In addition to financial information prepared in accordance with U.S. GAAP, this press release also contains adjusted loss from continuing operations and adjusted loss per share from continuing operations attributable to The Medicines Company. The Company believes these measures provide investors and management with supplemental information relating to operating performance and trends that facilitate comparisons between periods and with respect to projected information.
Adjusted loss from continuing operations excludes share-based compensation expense, inventory adjustments, restructuring charges, changes in contingent purchase price, legal settlements, changes in short-term investments and non-cash interest expense. The Company believes these non-GAAP financial measures help indicate underlying trends in the Company’s business and are important in comparing current results with prior period results and understanding projected operating performance. Non-GAAP financial measures provide the Company and its investors with an indication of the Company’s baseline performance before items that are considered by the Company not to be reflective of the Company’s ongoing results. See the attached “Reconciliations of GAAP to Adjusted Loss from Continuing Operations and Adjusted Loss per Share” for explanations of the amounts excluded and included to arrive at adjusted net loss and adjusted loss per share amounts for the three and six months ended June 30, 2019 and 2018.
These adjusted measures are non-GAAP and should be considered in addition to, but not as a substitute for, the information prepared in accordance with U.S. GAAP. The Company strongly encourages investors to review its consolidated financial statements and publicly-filed reports in their entirety and cautions investors that the non-GAAP measures used by the Company may differ from similar measures used by other companies, even when similar terms are used to identify such measures.

THE MEDICINES COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
UNAUDITED
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net revenues	$—	$1,667	$—	$9,438
Operating expenses:
Cost of revenues	—	2,931	—	5,668
Asset impairment charges	—	—	—	—
Research and development	28,112	30,294	55,123	70,660
Selling, general and administrative	19,889	21,013	36,871	49,964
Total operating expenses	48,001	54,238	91,994	126,292
Loss from operations	(48,001)	(52,571)	(91,994)	(116,854)
Co-promotion and license income	—	254	—	482
Gain (loss) on short-term investment	2,057	(3,474)	1,791	(33,463)
Interest expense	(15,791)	(12,108)	(31,815)	(24,185)
Other income	1,687	1,053	2,108	3,422
Loss from continuing operations before income taxes	(60,048)	(66,846)	(119,910)	(170,598)
(Provision) benefit from income taxes	(7)	12,393	(10)	31,309
Loss from continuing operations	(60,055)	(54,453)	(119,920)	(139,289)
Income from discontinued operations, net of tax	—	256	—	114,241
Net (loss) income	$(60,055)	$(54,197)	$(119,920)	$(25,048)

Basic loss per common share:
Loss from continuing operations	$(0.80)	$(0.74)	$(1.62)	$(1.89)
Earnings from discontinued operations	—	—	—	1.55
Basic loss per share	$(0.80)	$(0.74)	$(1.62)	$(0.34)

Diluted loss per common share:
Loss from continuing operations	$(0.80)	$(0.74)	$(1.62)	$(1.89)
Earnings from discontinued operations	—	—	—	1.55
Diluted loss per share	$(0.80)	$(0.74)	$(1.62)	$(0.34)

Weighted average number of common shares outstanding:
Basic	74,809	73,349	74,230	73,574
Diluted	74,809	73,349	74,230	73,574

THE MEDICINES COMPANY
BALANCE SHEET ITEMS
UNAUDITED
(In thousands)

	June 30, 2019	December 31, 2018
Cash and cash equivalents	$319,272	$238,310
Short-term investment	$4,407	$2,627
Total assets	$956,273	$841,686
Convertible senior notes (due 2022, 2023 and 2024)	$817,774	$792,752
Stockholders' deficit	$38,129	$(22,264)

THE MEDICINES COMPANY
RECONCILIATIONS OF GAAP TO ADJUSTED LOSS FROM CONTINUING OPERATIONS AND ADJUSTED LOSS PER SHARE
UNAUDITED
(In thousands, except per share amounts)

		Three Months Ended June 30,		Six Months Ended June 30,
		2019	2018	2019	2018
Loss from continuing operations		$(60,055)	$(54,453)	$(119,920)	$(139,289)
Before tax adjustments:
Cost of product revenues:
Share-based compensation expense	(1)	—	75	—	69
Inventory adjustments	(2)	—	9	—	(407)
Restructuring charges	(3)	—	318	—	761
Research and development:
Share-based compensation expense	(1)	2,436	1,195	3,114	2,179
Restructuring charges	(3)	(36)	3,322	(93)	3,648
Selling, general and administrative:
Share-based compensation expense	(1)	3,313	3,377	7,080	6,826
Restructuring charges	(3)	(37)	2,458	16	6,995
Changes in contingent purchase price	(4)	—	6	—	(258)
Legal settlements	(5)	—	—	—	3,550
Other:
Non-cash interest expense	(6)	9,052	6,786	18,212	13,531
Change in short-term investments	(7)	(2,054)	3,074	(1,780)	31,101
Net loss tax adjustments	(8)	—	(12,426)	—	(31,342)
Loss from continuing operations - Adjusted		$(47,381)	$(46,259)	$(93,371)	$(102,636)

Loss from continuing operations per share - Adjusted
Basic		$(0.63)	$(0.63)	$(1.26)	$(1.40)
Diluted		$(0.63)	$(0.63)	$(1.26)	$(1.40)
Weighted average number of common shares outstanding:
Basic		74,809	73,349	74,230	73,574
Diluted		74,809	73,349	74,230	73,574

Explanation of Adjustments:

(1)
Excludes share-based compensation of $5,749 and $4,647 for the three months ended June 30, 2019 and 2018 and $10,194 and $9,074 for the six months ended June 30, 2019 and 2018 because these expenses are substantially dependent on changes in the market price of the Company's common stock.

(2)	Excludes all non-cash inventory adjustments.

(3)	Excludes restructuring charges related to workforce reorganization initiated in the first quarter 2018.
(4) Excludes changes in fair value of the contingent price related to the acquisition of Rempex Pharmaceuticals, Inc. that were not included in the sale to Melinta.

(5)	Excludes net loss from one-time legal settlements in 2018.

(6)	Excludes non-cash interest expense, which is in excess of the actual interest expense paid on the convertible senior notes.

(7)	Excludes changes in fair value of our investment in Melinta net of guaranteed payment accretion associated with the sale of our infectious disease business.

(8)	Excludes the estimated non-cash income tax expense.

In addition to the financial information prepared in accordance with U.S. GAAP, this press release also contains adjusted financial measures that the Company believes provide investors and management with supplemental information relating to operating performance and trends that facilitate comparisons between periods and with respect to projected information. These adjusted measures should be considered in addition to, but not as a substitute for, the information prepared in accordance with U.S. GAAP. The Company strongly encourages investors to review its consolidated financial statements and publicly filed reports in their entirety and cautions investors that the non-GAAP measures used by the Company may differ from similar measures used by other companies, even when similar terms are used to identify such measures.